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                                                                    EXHIBIT 10.9
                                                                [CONFORMED COPY]



                LICENSE AGREEMENT FOR MICROELECTRONIC TECHNOLOGY
                  BETWEEN YIELDUP (LICENSOR) AND FSI (LICENSEE)
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This Agreement is between YIELDUP INTERNATIONAL CORPORATION, a Corporation organized under the laws of Delaware and having an office and a place of business at Mountain View, California (hereinafter referred to as "YIELDUP") and FSI INTERNATIONAL, INC., a Corporation organized under the laws of Minnesota and having an office and place of business at Chaska, Minnesota (hereinafter referred to as "FSI").

                                WITNESSETH THAT:

         WHEREAS, YIELDUP has developed and continues to develop certain technology useful in the microelectronics industry. Representative embodiments of industrial equipment incorporating such technology include the YIELDUP(TM) Wafer Filtration System, YIELDUP 1000 SRD Replacement System, YIELDUP 2000, YIELDUP 4000 HF Last, and the YIELDUP 6000 cleaning, rinsing, and drying systems currently being manufactured, developed, and/or commercially marketed by YIELDUP.

         WHEREAS, YIELDUP owns and controls certain know-how as well as a portfolio of international patent properties (including patent applications and patents) that relate to the YIELDUP technology.

         WHEREAS, FSI desires to obtain a nonexclusive, worldwide license from YIELDUP to allow FSI to manufacture and/or market industrial equipment and/or devices in the microelectronics industry wherein such equipment and/or devices would embody technology protected by YIELDUP patent properties and/or protected as part of YIELDUP know how.

         WHEREAS, YIELDUP is willing to grant such a license to FSI.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

         1.1 YIELDUP KNOW-HOW shall mean any technology disclosed by YIELDUP to FSI on or before August 31, 1999, that relates to making, having made, making for others, maintaining, operating, selling, offering to sell, leasing, or otherwise distributing MICROELECTRONIC DEVICES and/or MICROELECTRONIC EQUIPMENT.

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         1.2   YIELDUP PATENT RIGHTS shall mean any and all provisional,
nonprovisional, utility, design, reissue, reexamination, divisional, continuation, continuation-in-part, extension, utility model, or any other counterpart US and non-US patent applications and patents owned and/or controlled, solely or jointly, by YIELDUP that have a priority date, claim priority from a date, or are entitled to claim priority from a date on or before August 31, 1999.

         1.3 CONFIDENTIAL INFORMATION shall mean any materials or equipment, or any written or verbal or written business or technical information, that is disclosed by one party (the Disclosing Party) to the other party (the Recipient) prior to the expiration or termination of this Agreement that relates to the use of wet cleaning or immersion techniques to make, have made, make for others, use, service, offer for sale, sell, import, export, lease, or otherwise distribute MICROELECTRONIC DEVICES and/or MICROELECTRONIC EQUIPMENT. CONFIDENTIAL INFORMATION also shall include the existence and content of this Agreement. In order to protect the value and proprietary nature of YIELDUP KNOW-HOW, both parties shall treat any YIELDUP KNOW-HOW that is confidential and proprietary to YIELDUP as of the EFFECTIVE DATE of this agreement as if such YIELDUP KNOW-HOW were CONFIDENTIAL INFORMATION of the other party hereunder.

         1.4   EFFECTIVE DATE shall mean January 22, 1999.

         1.5 IMPROVEMENT PATENT RIGHTS shall mean any and all provisional, nonprovisional, utility, design, reissue, reexamination, divisional, continuation, continuation-in-part, extension, utility model, or any other counterpart US and non-US patent applications and patents owned and/or controlled by YIELDUP that have a priority date, claim priority from a date, or are entitled to claim priority from a date after August 31, 1999, and that claim one or more inventions that were first conceived prior to August 31, 1999.

         1.6 LICENSED METHOD(S) shall mean any and all methods encompassed within or by one or more claims of the LICENSED TECHNOLOGY RIGHTS.

         1.7 LICENSED PRODUCT(S) shall mean any and all MICROELECTRONIC DEVICES and MICROELECTRONIC EQUIPMENT, or components of any of the foregoing, encompassed within or by one or more claims of the LICENSED TECHNOLOGY RIGHTS.

         1.8 LICENSED TECHNOLOGY RIGHTS shall mean any and all YIELDUP PATENT RIGHTS, any and all IMPROVEMENT PATENT RIGHTS, and any and all YIELDUP KNOW-HOW.

         1.9 MICROELECTRONIC DEVICE(S) shall mean any and all semiconductor wafers, flat panel displays, compact discs, optical lenses, microelectronic masks, multi-chip



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modules, magnetic memory heads, printed circuit boards, solid state devices, hard disks, and any component or combination of the foregoing.

         1.10 MICROELECTRONIC EQUIPMENT shall mean any and all equipment, or component or combination thereof, which may operate to manufacture and/or use any MICROELECTRONIC DEVICE.

         1.11 SUBSIDIARY shall mean any corporation, firm, partnership, proprietorship, or other form of organization as to which FSI has at least a 50% ownership interest, or any corporation, firm, partnership, proprietorship, or other form of business organization as to which FSI exercises control of such business. For purposes of this Agreement, Metron Technology B.V., a corporation organized and existing under the laws of The Netherlands and having an office and place of business at Burlingame, California, U.S.A., and its subsidiaries shall each be deemed to be a SUBSIDIARY of FSI.

         1.12 NET SALES PRICE shall mean the actual selling price of a ROYALTY PRODUCT less packaging, transportation and insurance charges; import, export, excise and value added taxes; custom duties; installation and service charges; commissions to non-employee distributors or representatives; and credits or returns.

               If the ROYALTY PRODUCT was not separately itemized and priced and was incorporated into another product or is part of a system or integrated tool, the NET SALES PRICE of the ROYALTY PRODUCT shall be deemed to mean the gross selling price of the product, system, or integrated tool, multiplied by the ratio of the cost to manufacture the ROYALTY PRODUCT to the total manufacturing cost of the product, system, or tool incorporating the ROYALTY PRODUCT adjusted for all the deductions as provided by the foregoing paragraph.

         1.13 ROYALTY PRODUCT(S) shall mean that portion of a LICENSED PRODUCT which (a) embodies or uses all the elements or steps recited in any, one claim of an issued YIELDUP PATENT RIGHT or of an issued IMPROVEMENT PATENT RIGHT; or
(b) is manufactured by use of all steps recited in any one claim of an issued YIELDUP PATENT RIGHT or of an issued IMPROVEMENT PATENT RIGHT.

                                   ARTICLE II:
                        LICENSE GRANT FROM YIELDUP TO FSI

         2.1 YIELDUP agrees to grant and does hereby grant to FSI a nonexclusive, worldwide license under the LICENSED TECHNOLOGY RIGHTS to make, have made, make for others, use, service, offer for sale, sell, import, export, lease, or otherwise distribute LICENSED PRODUCTS.


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         2.2   YIELDUP agrees to grant and does hereby grant to FSI a
nonexclusive, worldwide license under the LICENSED TECHNOLOGY RIGHTS to practice any and all LICENSED METHODS in order to make, have made, make for others, use, service, offer for sale, sell, import, export, lease, or otherwise distribute LICENSED PRODUCTS.

         2.3 Except as provided in Article 6, FSI shall only have the right to grant sublicenses under the license grants of this article to SUBSIDIARIES (the "Buyback Option") of FSI.

         2.4 YIELDUP shall not, in any transaction or combination of transactions, transfer or offer to transfer any right, title, or interest in and to any portion of the LICENSED TECHNOLOGY RIGHTS to any third party during the period extending from the EFFECTIVE DATE through (i) the consummation of the merger contemplated by the Agreement and Plan of Reorganization dated as of January 21, 1999, among FSI and a wholly owned SUBSIDIARY of FSI and YIELDUP ("Reorganization Agreement"), (ii) the expiration of the option to purchase back the licenses granted in this Agreement as provided in Article IX of this Agreement (the "Buyback Option"), or (iii) the exercise of the Buyback Option. If the merger is not consummated and the Buyback Option is not exercised, and subject to Paragraph 2.5, YIELDUP shall, subsequently thereto, have the right to transfer any portion of its right, title, and interest in and to the LICENSED TECHNOLOGY RIGHTS to any third party.

         2.5 In no event shall YIELDUP enter into any transaction with a third party that diminishes any rights granted to FSI under this Agreement.

                   ARTICLE III: REPRESENTATIONS AND WARRANTIES

         3.1 To the extent that Silicon Valley Bank has any interest in and to the LICENSED TECHNOLOGY RIGHTS that might conflict with the right granted to FSI under this Agreement, Silicon Valley Bank has executed the consent agreement attached hereto as Exhibit A.

         3.2 Subject to Paragraph 3.1, YIELDUP represents and warrants that it is the owner of the entire right, title, and interest of LICENSED TECHNOLOGY RIGHTS and that it has full right and power to grant the rights set forth in this Agreement.

         3.3 Subject to Paragraph 3.1, YIELDUP represents and warrants that it has no agreements with or obligations to third parties, or any other commitments, obligations, or liens, mortgages or encumbrances of any kind or nature whatsoever which may diminish or limit in any manner the rights granted to FSI under this Agreement.


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                 ARTICLE IV: COMPENSATION PAID BY FSI TO YIELDUP

         In consideration for the license grants and rights granted by YIELDUP to FSI under this Agreement, FSI shall pay YIELDUP a sum of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***] as payment in full for such grants and rights. Such sum shall be paid by FSI to YIELDUP as follows:

         [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY
               WITH THE SEC***]

Each such payment listed above shall be made by wire transfer of immediately available funds in accordance with reasonable written instructions provided by YIELDUP to FSI. No other payments shall be due or payable to YIELDUP hereunder by FSI or any authorized assignee, sublicensee, or other transferee of FSI except for royalty payments as provided for in Sections 9.5(b) and (c), 9.7(b), and 9.8 of this Agreement.

                   ARTICLE V: PATENT COSTS AND MARCH IN RIGHTS

         5.1 Subject to Paragraphs 5.2 and 5.3, the filing, prosecution, and maintenance of YIELDUP PATENT RIGHTS and IMPROVEMENT PATENT RIGHTS and the costs thereof shall be the responsibility of YIELDUP.

         5.2 In the event that YIELDUP elects, during the term of this Agreement, not to file, prosecute, or maintain any patent, patent application, or counterpart thereof constituting YIELDUP PATENT RIGHTS or IMPROVEMENT PATENT RIGHTS, YIELDUP shall provide at least twenty (20) days advance written notice of such election to FSI before any lapse of such rights would occur in order to provide FSI the opportunity to continue to file, prosecute, or maintain such patent, patent application, or counterpart thereof. If FSI, in its sole discretion, elects to continue to file, prosecute, or maintain such patent, patent application, or counterpart thereof, YIELDUP agrees to assign all of its interest in and to such patent, patent application, or counterpart thereof to FSI.

         5.3 In the event that YIELDUP assigns any interest in any patent application, patent, or counterpart thereof to FSI pursuant to Paragraph 5.2, YIELDUP shall, during the term of this Agreement and thereafter, at the request and expense of FSI, review, execute, acknowledge, verify, and deliver any and all papers and do all other rightful acts, including the giving of testimony in proceedings in which such patent application, patent, or counterpart thereof may be involved or concerned, that FSI may consider to be necessary or proper to secure to FSI the fullest rights to such patent application, patent, or counterpart thereof in the United States and/or any foreign country or territory of the world.


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                             ARTICLE VI: ASSIGNMENT

         6.1 If the merger contemplated by the Reorganization Agreement is consummated or it is not consummated and the Buyback Option has expired, then FSI shall have the right to assign, sublicense, or otherwise transfer all or a portion of its rights under this Agreement, in whole or in part, to any spin-off entity, acquired entity, merged entity, divestiture entity, or other form of business organization that is a successor of the portion of FSI's business to which this Agreement relates or to any corporation, firm, partnership, proprietorship, or other form of business organization that owns more than 50% of the stock of FSI entitled to vote for directors of FSI. In the event of any transfer of rights under this Paragraph, FSI may reserve for itself all or a portion of its rights under this Agreement.

         6.2 Except as authorized in Paragraphs 2.1, 2.2, 2.3, and 6.1, neither FSI nor any SUBSIDIARY shall have no right to assign or otherwise transfer any of its rights in and to the LICENSED TECHNOLOGY RIGHTS, in whole or in part, to any third party without the written consent of YIELDUP.

                          ARTICLE VII: CONFIDENTIALITY

         7.1 The Recipient shall maintain, and will cause its employees to maintain, the confidentiality of all CONFIDENTIAL INFORMATION received from the Disclosing Party under this Agreement using the same care and safeguards with respect to such CONFIDENTIAL INFORMATION as is used to maintain the confidentiality of its own information of like character, but in no event less than reasonable care. This obligation of confidentiality shall extend for the longest period of (i) ten (10) years from the effective date of this Agreement, or (ii) three (3) years from the expiration of this Agreement, or (iii) three
(3) years from the termination of this Agreement. CONFIDENTIAL INFORMATION received under this Agreement shall be disclosed by the Recipient only to its employees to whom disclosure is necessary to facilitate the purposes of this Agreement. The Recipient warrants that all of its employees, agents, consultants, or representatives who shall have access to CONFIDENTIAL INFORMATION shall have been advised of their obligations under this Agreement. Further, the Recipient warrants that all of its employees, agents, consultants, or representatives who shall have access to CONFIDENTIAL INFORMATION are bound by written agreements to maintain such information in confidence and not to use such information except as expressly permitted herein.

         7.2 As to any material or equipment submitted to the Recipient by the Disclosing Party that is identified as CONFIDENTIAL INFORMATION by the Disclosing Party, the Recipient shall not analyze such sample chemically, microscopically, or in any other way that might reveal information other than that which is apparent from unaided visual examination or from tests relating to its performance, unless such analysis is reasonably required by the Recipient to carry out the conversion process.


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         7.3   The obligations of confidentiality under this Agreement shall not apply to CONFIDENTIAL INFORMATION that (a) is in the public domain without fault of the Recipient, or (b) was known to the Recipient before receipt from the Disclosing Party as demonstrated by written business records, or (c) is independently developed by the Recipient, or (d) is disclosed to the Recipient by a third party without restriction, or (e) is inherently disclosed in connection with the marketing, selling, leasing, distributing, using, maintaining, or operating of LICENSED PRODUCTS or the practice of LICENSED METHODS.

         7.4 The title to all CONFIDENTIAL INFORMATION provided to the Recipient by the Disclosing Party shall remain vested in the Disclosing Party. If the Disclosing Party requests the return of any tangible CONFIDENTIAL INFORMATION, the Recipient shall return all such CONFIDENTIAL INFORMATION to the Disclosing Party within thirty (30) days following the Disclosing Party's request. However, the Recipient may retain in the office of its legal counsel one copy of written information for record purposes only.

         7.5 The Recipient shall not be liable for disclosure of CONFIDENTIAL INFORMATION in compliance with any governmental statute, regulation, order, or decree of a court or other governmental body; provided, however, that the Recipient shall give reasonable notice to the Disclosing Party before the Recipient's compliance with such statute, regulation, order, or decree.

         7.6 A Recipient shall adhere to the U.S. Export Administration Laws and Regulations and shall not export or re-export any technical data or products received from the Disclosing Party or the direct product of such technical data to any proscribed country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.

                            ARTICLE VIII: ENFORCEMENT

         8.1 In the event that YIELDUP or FSI becomes aware of any infringement or possible infringement of any LICENSED TECHNOLOGY RIGHTS in the field of MICROELECTRONIC PRODUCTS and/or MICROELECTRONIC EQUIPMENT by an unlicensed third party (the Infringing Party), YIELDUP or FSI, as the case may be, shall promptly notify the other in writing regarding such infringement or possible infringement. The notice shall include, if known, the name and address of the Infringing Party, the alleged acts of infringement, and a summary of the factual evidence supporting such claim of infringement, the names and phone numbers of individuals possessing knowledge of the foregoing facts.

         8.2 Within ninety (90) days of the date that a party provides notice of infringing activity to the other party pursuant to Paragraph 8.1, YIELDUP shall have the right in the first instance to initiate, prosecute, and control any infringement litigation against an Infringing Party. YIELDUP shall notify FSI in advance in writing of the intent of YIELDUP to bring or

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not bring any such action. After such ninety (90) day period, or upon receipt of notice that YIELDUP elects not to bring an action against the Infringing Party, FSI shall have the right to initiate, prosecute, and control any infringement action against an Infringing Party in the name of YIELDUP as desired by FSI and/or as required by law. FSI shall notify YIELDUP in advance in writing of the intent of FSI to bring or not bring any such action.

         8.3 Subject to Paragraphs 8.4, 8.5, 8.6, and 8.7, any action brought by one party (the "Acting Party") against an Infringing Party shall be at the expense of the Acting Party, and any recoveries gained in such Action shall be entirely that of the Acting Party. Further, the Acting Party may initiate any such Action in its own name, in the name of the other party (the "Non-Acting Party"), or in the name of both parties, as required by law.

         8.4 Upon request of the Acting Party and at the expense of the Acting Party, the Non-Acting Party shall participate in any such Action, including (if necessary) joinder as a party. If not requested by the Acting Party, the Non-Acting Party may elect to participate in any such Action at the Non-Acting Party's own expense. Whether such participation occurs upon request of the Acting Party, or upon election by the Non-Acting Party, the Non-Acting Party shall have a duty to cooperate reasonably with the Acting Party. Such cooperation shall include cooperation to maximize the maintenance of all attorney-client, work product, and joint defense privileges , and the parties shall each instruct their respective counsel accordingly. As a condition of any participation, the Non-Acting Party shall agree to be signatory to and be bound by any protective order that might be entered by a court or stipulated to between the Acting Party and the other party or parties.

         8.5 Notwithstanding the right or obligation of the Non-Acting Party to participate in an Action, the Acting Party shall retain control of any such Action, including therefore the sole right to select, retain, and direct counsel, and to make any and all decisions with respect to claims, defenses, counterclaims, settlement, and strategy. However, the Acting Party shall, as is reasonable, provide the Non-Acting Party with the opportunity to comment and offer suggestions during the course of any such Action and shall, as is reasonable, keep the Non-Acting Party informed of all developments in the Action.

         8.6 For some actions, the Acting and/or Non-Acting Party may desire to share the expenses, recoveries, and/or liabilities that may result from an action against an Infringing Party. Accordingly, upon the request of either the Acting or Non-Acting Party, the parties shall negotiate in good faith to determine how and if such expenses, recoveries, and/or liabilities would be shared. Under no circumstances, however, can the Non-Acting Party have any obligation, without the express written consent of the Non-Acting Party, to enter into an agreement to share such expenses, recoveries, and/or liabilities. Pursuant to such negotiations, the parties may also mutually agree, each acting in its own discretion, to jointly institute an action against an Infringing Party. In such event, the parties shall bear all expenses on an agreed upon basis and shall share all recoveries on an agreed upon basis.


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         8.7   Neither party shall settle any action against any Infringing
Party in any manner that diminishes the rights of the other party without the prior, written consent of the other party.

         8.8 Any information provided to one party by the other party that relates to an action against an Infringing Party shall be treated by the one party as CONFIDENTIAL INFORMATION of the other party.

                        ARTICLE IX: TERM AND TERMINATION

         9.1 Unless otherwise terminated by one or both parties as expressly authorized in this Agreement, the term of this Agreement with respect to YIELDUP PATENT RIGHTS and IMPROVEMENT PATENT RIGHTS shall expire at the end of the enforceable term of the last to expire of licensed YIELDUP PATENT RIGHTS and IMPROVEMENT PATENT RIGHTS. The term of this Agreement with respect to YIELDUP KNOW-HOW shall continue in full force and effect unless earlier terminated as expressly authorized in this Agreement. If the merger contemplated by the Reorganization Agreement is consummated, then the licenses granted in this Agreement shall become fully paid-up as of the date of consummation of the merger.

         9.2 YIELDUP shall have the right to terminate this Agreement in its entirety in the event of a material breach by FSI of this Agreement, provided, however, that YIELDUP must first provide FSI with sixty (60) days written notice of such intent to terminate that clearly identifies the alleged breach at issue. If FSI cures the breach, or can reasonably demonstrate that no breach has occurred within such sixty (60) day period, then this Agreement shall remain in full force and effect as if no such notice and/or breach had occurred. Any sublicense granted under Paragraph 2.3 or any transfer made under Paragraph 6.1 shall also be terminated in the event that YIELDUP cancels this Agreement under this Paragraph.

         9.3 FSI shall have the right to terminate this Agreement in its entirety, with or without cause, upon sixty (60) days written notice to YIELDUP.

         9.4 Any obligation that accrued prior to any termination or expiration of this Agreement shall survive such termination or expiration in accordance with the terms of this Agreement applicable to such obligation.

         9.5 (a) If the Reorganization Agreement is terminated by YIELDUP in accordance with Section 8.01 of the Reorganization Agreement as a result of a material breach by FSI, then YIELDUP shall have the right to terminate and repurchase this License Agreement in its entirety as follows:


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                    (i)  YIELDUP shall provide FSI with written notice of the
termination and repurchase of the License Agreement within ninety (90) days of the notice of termination of the Reorganization Agreement has been provided to FSI.

                    (ii) Subject to Paragraph 9.6 of this Agreement, the notice of termination of this Agreement must be accompanied by a termination fee equal to the dollar amount previously paid by FSI pursuant to Article IV of this Agreement, tendered in immediately available funds in the form of a cashier's check or a wire transfer.

               (b) If YIELDUP does not exercise its right to terminate and repurchase the License pursuant to Section 9.5(a), then FSI shall pay YIELDUP a royalty of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***] of the NET SALES PRICE of ROYALTY PRODUCTS sold during each "Calendar Quarter" (January 1, April 1, July 1, and October 1), within forty-five (45) days after the end of such quarter commencing with the first full calendar quarter occurring after such termination of the Reorganization Agreement. This License shall be fully paid up once FSI has paid YIELDUP [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***].

               (c) If the Reorganization Agreement is terminated by FSI in accordance with Section 8.01 of the Reorganization Agreement as a result of a material breach by YIELDUP thereunder, then YIELDUP shall not have the option to purchase back the licenses granted in this Agreement and FSI shall pay YIELDUP a royalty of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***] of the NET SALES PRICE for ROYALTY PRODUCTS sold during each "Calendar Quarter" (January 1, April 1, July 1, and October 1), within forty-five (45) days after the end of such quarter commencing with the first full calendar quarter occurring after such termination of the Reorganization Agreement. If the event described in this Section 9.5(c) occurs, then this license shall be fully paid up once FSI has paid YIELDUP [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***].

         9.6 YIELDUP shall have the right to offset any damages payment required of FSI under Section 8.02(b) of the Reorganization Agreement, if applicable, against the termination fee of Paragraph 9.5(a)(ii) such that YIELDUP would only be required to tender a net termination fee to FSI of the amount paid by FSI under Article IV of this Agreement less the amount of the damages payment under Section 8.02(b) of the Reorganization Agreement. If YIELDUP elects to make such an offset, YIELDUP shall expressly indicate such election in the notice of termination provided to FSI under Paragraph 9.5(a).

         9.7 (a) If the Reorganization Agreement is terminated by either FSI or YIELDUP in accordance with Section 8.01 of the Reorganization Agreement, other than as a result of a material breach thereunder by either party or pursuant to Section 8.01(d) or (e) of the Reorganization Agreement YIELDUP shall have the right to terminate and repurchase this


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License Agreement in its entirety by providing FSI with written notice of such termination within ninety (90) days after the termination of the Reorganization Agreement, and the notice of termination must be accompanied by a termination fee of the sum of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***] plus all amounts paid by FSI under Article IV of this Agreement, tendered in immediately available funds in the form of a cashiers check or a wire transfer.

               (b) If YIELDUP fails to exercise its Buyback Option, then FSI shall pay YIELDUP a royalty of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***] of the NET SALES PRICE of ROYALTY PRODUCTS sold during each Calendar Quarter, within forty-five (45) days after such Calendar Quarter, commencing with the first full calendar quarter after such termination of the Reorganization Agreement. This license shall be fully paid up once FSI has paid YIELDUP [***CONFIDENTIAL TREATMENT REQUESTED; PORTIOn OMITTED FILED SEPARATELY WITH THE SEC***].

         9.8   If the Reorganization Agreement is terminated in accordance with
Section 8.01(d) or 8.01(e) of the Reorganization Agreement (and provided that YIELDUP shall not have materially breached the Reorganization Agreement), then YIELDUP shall not have the option to terminate and repurchase this License Agreement and FSI shall pay YIELDUP a royalty under this Section 9.8. The royalties due YIELDUP by FSI for each Calendar Quarter shall be due within forty-five (45) days after each Calendar Quarter commencing with the first full calendar quarter after such termination of the Reorganization Agreement according to the following schedule:

               (a) FSI shall pay YIELDUP [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***] of the NET SALES PRICE of ROYALTY PRODUCTS until net sales of ROYALTY PRODUCTS in aggregate total [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***];

               (b) FSI shall pay YIELDUP [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***] of the NET SALES PRICE of ROYALTY PRODUCTS for the net aggregate sales of ROYALTY PRODUCTS greater than [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***];

               (c) FSI shall pay YIELDUP [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***] of the NET SALES PRICE of ROYALTY PRODUCTS for the net aggregate sale of ROYALTY PRODUCTS greater than [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SEC***]. This license shall be fully paid up under this Section 9.8 once FSI has paid


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

YIELDUP [***CONFIDENTIAL TREATMENT REQUESTED; PORTIOn OMITTED FILED SEPARATELY WITH THE SEC***].

                       ARTICLE X: MISCELLANEOUS PROVISIONS

         10.1 NOTICES. Except for the cancellation notice and payment of the cancellation fee by YIELDUP pursuant to Paragraph 9.2, any notices or communications under this Agreement shall be in writing and shall be deemed to have been duly given by either party to the other on the date hand-delivered, sent by telex, facsimile, or mailed first class, postage prepaid, and sent to the address or place of business of the other party as shown below.

                             TO YIELDUP:
                                       President and CEO
                                       YIELDUP INTERNATIONAL CORPORATION
                                       117 Easy Street
                                       Mountain View, California  94043

                             TO FSI:
                                       General Counsel
                                       FSI INTERNATIONAL, INC.
                                       322 Lake Hazeltine Drive
                                       Chaska, Minnesota  55318

The parties shall promptly provide written notice of any change of address to the other party.

         10.2 FORCE MAJEURE. Neither of the parties hereto shall be liable to the other party or be deemed to be in default under this Agreement if its performance is prevented in whole or in part by a Force Majeure, including but not limited to, strikes, accidents, rebellions, blockades, riots, storms, fires, explosions, acts of God, war, sabotage, any law or administrative ruling of any government or political subdivision thereof having jurisdiction over such part, or any other cause similar thereto which is beyond the reasonable control of the party whose performance is prevented in whole or in part; provided, however, that if the failure or delay in performance by a party persists continuously for a period of six (6) months or more, the other party may cancel or terminate this Agreement, in its entirety, by giving thirty (30) days written notice to the non-performing party.

         10.3 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Minnesota, without regard to application of the principles of conflicts of law.

         10.4 ENTIRE AGREEMENT. This Agreement contains the complete and entire agreement between the parties hereto relating to the subject matter hereof, and supersedes any previous communications, representations, or agreements, whether verbal or written.

         10.5 AMENDMENT. No change, addition, waiver, amendment, or modification of any of the terms of conditions hereof shall be valid or binding on either party unless in writing and signed by an officer of an authorized representative of both parties.

         10.6 SEVERABILITY. The provisions of this Agreement shall be deemed separable. Additionally, the parties hereto expressly agree that it is not the intent of either party to violate any of the state or federal public policies, statutes, or common laws of the United States. It is the intent of both parties to make this Agreement binding only to the extent that it may lawfully be done under existing state and federal laws of the United States, whichever may be applicable. Therefore, if any part of this Agreement is rendered void, invalid, or unenforceable, or is judged to be in violation of any state or federal law of the United States, such rendering or judgment shall not affect the validity or enforceability of the remainder of this Agreement; provided that if the part or parts which are void, invalid, or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to either party, that party may cancel and terminate this Agreement, in its entirety, by giving thirty (30) days written notice to the other party.

         10.7 WAIVER. A failure of either party to enforce any of the provisions of this Agreement of any rights with respect thereto or to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights, or elections or in any way to influence the validity of this Agreement. No term or provisions hereof shall be deemed waived and no breach excused or consented to, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The failure by a party hereto to enforce any of said provisions, rights, or elections shall not preclude or prejudice that party from alter enforcing or exercising the same or in any other provisions, rights, or elections which it may have under this Agreement. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent or waiver of, or excuse for any other different or subsequent breach. All remedies herein conferred upon any party shall be cumulative and no one shall be exclusive of any other remedy conferred by law or equity.

         10.8 TIME OF THE ESSENCE. Time is of the essence in the performance of each and every obligation and covenant imposed by this Agreement.

         10.9 THIRD PARTY BENEFICIARIES. No third party, including any employee of either party of this Agreement, shall have or acquire any rights as a third party beneficiary by reason of this Agreement.

         10.10 NO AGENCY OR PARTNERSHIP. Nothing contained in this Agreement shall give either party the right to bind the other, or be deemed to constitute the parties as agents for the other or as partners with each other or any third party.

         10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have all been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Facsimile signatures shall be deemed original signatures.


YIELDUP INTERNATIONAL                                  FSI INTERNATIONAL, INC.
CORPORATION


By: /s/ Raj Mohindra                                   By: /s/ Patricia M. Hollister
   -------------------------------------------            ------------------------------------------

Printed Name: Raj Mohindra                             Printed Name: Patricia M. Hollister
             ---------------------------------                      --------------------------------

Title: President and Chief Executive Officer           Title: Chief Financial Officer and Corporate
      ----------------------------------------               ---------------------------------------
                                                              Controller
                                                             -----------

Date: January 21, 1999                                 Date: January 21, 1999
      ----------------------------------------               ---------------------------------------


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